UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2017 (April 1, 2017)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Pursuant its Current Report on Form 8-K furnished to the Securities and Exchange Commission, or the Commission, on April 3, 2017, which is referred to as the Original Report, Pacific Premier Bancorp, Inc., a Delaware corporation, or Pacific Premier, reported that it had completed the acquisition of Heritage Oaks Bancorp, a California corporation, or Heritage Oaks, and its wholly owned subsidiary Heritage Oaks Bank pursuant to the Agreement and Plan of Reorganization, dated as of December 12, 2016, or the Merger Agreement, by and between Pacific Premier and Heritage Oaks.

This Current Report on Form 8-K/A, or Amendment 1, provides certain additional disclosures required by Item 2.01 and Item 9.01 of Form 8-K. Except as otherwise provided in this Amendment 1, the Original Report remains unchanged.

Statements made or incorporated by reference in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding Pacific Premier’s expectation concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the acquisition of Heritage Oaks and Heritage Oaks Bank and the final determination of the assets and liabilities acquired and their respective valuations. A discussion of risk, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Premier’s Registration Statement on Form S-4 (No. 333-215620) (filed January 19, 2017), or Registration Statement, as subsequently amended on February 21 and February 24, 2017.

ITEM 2.01.          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 1, 2017, Pacific Premier completed its acquisition of Heritage Oaks and its wholly-owned subsidiary, Heritage Oaks Bank, a California-chartered commercial bank.  As of December 31, 2016, Heritage Oaks had total assets of approximately $2.02 billion, total deposits of approximately $1.68 billion and total shareholders’ equity of approximately $212.85 million.

Pursuant to the Merger Agreement, each share of Heritage Oaks common stock was converted into the right to receive 0.3471 shares of Pacific Premier common stock, for a total of 11,959,535 shares with a value of $38.55 per share, which was the closing price of Pacific Premier common stock on March 31, 2017, the last trading day prior to the consummation of the acquisition.  The value of the total transaction consideration was approximately $482 million, which included approximately $1.4 million of aggregate cash consideration payable to holders of vested cash-settled Heritage Oaks restricted stock units and performance-based restricted stock units.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Appendix A to the Registration Statement, and is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of businesses acquired.

The audited consolidated financial statements of Heritage Oaks Bancorp and its subsidiaries as of and for the years ended December 31, 2016 and 2015, and the independent auditor’s report thereon, or collectively the Heritage Oaks Bancorp financial statements, are filed as Exhibit 99.1 to this Amendment 1 and are incorporated into this Item 9.01(a) by reference.  The Heritage Oaks Bancorp financial statements have been taken in their entirety from the Annual Report on Form 10-K of Heritage Oaks Bancorp filed with the Commission on March 3, 2017.

(b)          Pro Forma Financial Information.

The unaudited pro forma combined condensed consolidated financial data of Pacific Premier Bancorp, Inc. and Heritage Oaks Bancorp as of and for the year ended December 31, 2016 is filed as Exhibit 99.2 to this Amendment 1 and are incorporated into this Item 9.01(b) by reference.

(d)           Exhibits

23.1	Consent of Crowe Horwath LLP (with respect to Heritage Oaks Bancorp)

99.1	Heritage Oaks Bancorp and Subsidiaries Consolidated Financial Statements as of and for the years ended December 31, 2016 and 2015

99.2	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	October 30, 2017	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President & Chief Executive Officer